EXHIBIT 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 28, 2005 with respect to the balance sheets of Techworld Hotel Associates, LLC as of December 31, 2004 and January 2, 2004 and the related statements of operations, members’ capital and cash flows for each of the years in the two-year period ended December 31, 2004, included in the registration statement on Form S-11 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

McLean, Virginia

June 6, 2005